Exhibit 3(i).2


              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                            (After Issuance of stock)

                             Cave Productions, Inc.

    We the undersigned Harry F. Reynolds II and Harry F. Reynolds II of Cave

     Productions, Inc. (Cl 1740-93) do hereby certify:


The Board of Directors of said corporation at a meeting duly convened, held on the 29th day of

September, 1997, adopted a resolution to amend the original articles as follows:

Article I is hereby amended to read as follows:

The name of the corporation is now Nostrad Telecommunications, Inc.

Article IV is hereby amended to read as follows:

The aggregate number of shares which the corporation shall have authority to issue shall consist of 25,000,000 shares of Common Stock having a $.001 par value. The Common Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such share of Common Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 600; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding a least a majority of each class of stock outstanding and entitled to vote thereon.

                                             Harry F. Reynolds II, President
                                             Harry F. Reynolds II, Secretary


State of Nevada



                         }ss.

County of Clark



On October 8, 1997, personally appeared before me, a Notary Public, Harry F. Reynolds II, who acknowledged that he executed the above instrument.

Signature of Notary

(Notary Stamp or Seal)